CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



BOARD OF DIRECTORS
FIRST INVESTORS LIFE INSURANCE COMPANY
95 WALL STREET
NEW YORK, NY 10005


We hereby consent to the use in the Post-Effective Amendment No. 29 to the Registration Statement on Form N-4 (File No. 2-66295) of our report dated February 21, 2002 relating to the December 31, 2001 financial statements of First Investors Life Variable Annuity Fund A and our report dated February 21, 2002 relating to the December 31, 2001 financial statements of First Investors Life Insurance Company, which are included in said Registration Statement.



                                          /s/ Tait, Weller & Baker

                                          TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 8, 2002